UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2012
Date of Report (Date of earliest event reported)

AptarGroup, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11846	36-3853103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2012, an indirect subsidiary of AptarGroup, Inc. (“AptarGroup”), Aptargroup Holding SAS, a “société par actions simplifiée” (simplified limited liability company) organized under the laws of France (“Aptar SAS”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the shareholders (the “Sellers”) of Rumpler – Technologies S.A., a “société anonyme” (public limited company) organized under the laws of France (the “Company”).  Pursuant to the terms of the Stock Purchase Agreement, Aptar SAS has agreed to purchase all of the shares of the Company for €203,200,000 in cash (the “Acquisition”), subject to reduction by the amount of any dividends made by the Company prior to the completion of the Acquisition. Aptargroup expects to assume a net cash position of at least €38,200,000 at closing.  The Company, together with its direct and indirect subsidiaries (the “Stelmi Group”), makes elastomer primary packaging components for injectable drug delivery and operates two manufacturing plants located in the Normandy region of France and also has a research and development facility located near Paris.

Completion of the Acquisition is subject to certain regulatory approvals.  Under the terms of the Stock Purchase Agreement, if the approvals are obtained on or prior to July 3, 2012, completion of the Acquisition will occur within three business days following receipt of the approvals.  If the approvals are obtained after July 3, 2012, completion of the Acquisition will occur on or after August 28, 2012, unless otherwise agreed to by the parties. In the event that the approvals are not obtained by September 1, 2012, in the absence of a written waiver of Aptar SAS, the Stock Purchase Agreement will automatically terminate without any compensation.

Each of the Sellers and Aptar SAS have made representations, warranties and covenants relating to itself and the Acquisition, and in the case of the Sellers with respect to the Stelmi Group.  Subject to certain limitations, the Stock Purchase Agreement provides that the Sellers will indemnify Aptar SAS, up to a ceiling of €25,000,000, for losses occurring before December 31, 2015, resulting from inaccuracies or omissions in the representations and warranties of the Sellers contained in the Stock Purchase Agreement and any shortfall in the net assets reflected in the financial statements of the Stelmi Group as of December 31, 2011.  Such indemnification is subject to a de minimis amount of €150,000 and a triggering threshold of €2,500,000.  In connection with the completion of the Acquisition, the Stock Purchase Agreement provides that bank on-demand guarantees will be issued with respect to the obligations of the Sellers under the Stock Purchase Agreement.  In addition, pursuant to the Stock Purchase Agreement, for a period of three years following the closing of the Acquisition each of the Sellers has agreed not to (i) compete with the Stelmi Group or (ii) solicit any of the management executives of the Stelmi Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AptarGroup, Inc.

Date:	June 4, 2012	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary